UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 25, 2009

JENNIFER CONVERTIBLES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9681	11-2824646
(Commission File Number)	(IRS Employer Identification No.)

417 Crossways Park Drive, Woodbury, New York	11797
(Address of Principal Executive Offices)	(Zip Code)

(516) 496-1900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

     On November 25, 2009, we terminated that certain Purchasing Agreement, dated as of July 6, 2001, by and between us and Jara Enterprises, Inc. (the “related company”), as amended (the “Purchasing Agreement”). Pursuant to the Purchasing Agreement, we purchased merchandise for ourselves and the related company and the related company had 85 days to pay us amounts due under the Purchasing Agreement. As previously disclosed in our Current Report on Form 8-K dated November 18, 2009 and filed with the Securities and Exchange Commission on November 24, 2009, the related company defaulted on its obligations to us with respect to a scheduled payment. We will not incur any material early termination penalties.

     We have entered into an arrangement, terminable on 24 hours notice, pursuant to which sales made at the stores owned by the related company will be made on our behalf and such company will be entitled to compensation for making such sales. The exact details of this arrangement are still being worked out. We are currently discussing arrangements relating to shipping the merchandise ordered for customers of the related company prior to the date of termination.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2009	Jennifer Convertibles, Inc.

	By:	/s/ Harley J. Greenfield
	Name:	Harley J. Greenfield
	Title:	Chief Executive Officer